Exhibit 10.3

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

The Ultimate Software Group, Inc.
2005 Equity and Incentive Plan

     This Award Agreement (the “Agreement”) made as of this ___day of ___, 20___, between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”), and ___(the “Optionee”), is made pursuant to the terms of The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

     Section 1. Grant of Option. The Company has granted to the Optionee a non-qualified stock option for the purchase of the number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), specified in Appendix A hereto (the “Option Shares”). Appendix A may be amended by the Company from time to time to reflect additional grants, or the exercise of an option, following the date hereof. Each option identified in Appendix A shall be subject to the conditions hereinafter provided and subject to the terms and conditions set forth in the Plan, a copy of which the Optionee acknowledges having received. (Each option identified in Appendix A is hereinafter referred to as an “Option.”)

     Section 2. Exercise Price. The exercise price per share of each Option shall be the Fair Market Value of a share of the Common Stock on the Date of Grant (as defined in the Plan) (the “Option Price”) as set forth on Appendix A hereto.

     Section 3. Vesting of Options.

     (a) Vesting Schedule. Each Option shall vest and become exercisable in equal annual installments, each of which shall relate to 25% of the number of shares of Common Stock subject to such Option, on the respective Dates of Grant thereof set forth in Appendix A and each of the first three anniversaries thereof, subject to the Optionee’s continued employment with the Company or any Subsidiary on each such vesting date.

     (b) Acceleration Events. Notwithstanding the foregoing, each Option shall become fully and immediately vested and exercisable upon (i) the Optionee’s termination of employment as a result of death or Disability, or (ii) the occurrence of a Change in Control of the Company, provided that the respective Option remains outstanding immediately prior to the effective date of the Change in Control.

     Section 4. Option Term. Option Shares that become vested pursuant to Section 3 hereof may be purchased at any time on or after the date of such vesting and prior to the expiration of the term of the Option to which they relate (each, an “Option Term”). An Option Term shall expire on the day prior to the tenth anniversary of the applicable Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Optionee’s employment with the Company or any Subsidiary (“Termination of Employment”) in accordance with Section 5 hereof. Upon the expiration of an Option Term, any unexercised Option Shares underlying such expiring Option shall be cancelled and shall be of no further force or effect.

     Section 5. Termination of Employment.

     (a) General. Subject to the provisions of Sections 5(b) and 5(c) hereof, in the event of a Termination of Employment for any reason prior to the date that all Option Shares become vested in accordance with Section 3 hereof, the Optionee shall forfeit the Optionee’s interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect. In the event of a Termination of Employment for any reason following vesting, the Optionee shall retain the right to purchase any Option Shares that have previously become vested until the expiration of 90 days following the effective date of such Termination of Employment (or the expiration of the applicable Option Term, if earlier); provided, however, that such 90-day period may be extended (but not beyond the applicable Option Term) upon determination of the Committee.

     (b) Cause. Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Employment for “Cause” (as defined below), the Optionee’s right to purchase any Option Shares, whether or not vested, shall immediately terminate and all rights thereunder shall cease. For purposes hereof, termination for “Cause” shall mean a Termination of Employment due to (i) embezzlement or misappropriation of corporate funds, (ii) any acts of dishonesty resulting in conviction for a felony, (iii) misconduct resulting in material injury to the Company, (iv) a significant violation of Company policy, (v) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or (vi) a significant violation of any contractual, statutory or common law duty of loyalty to the Company. Notwithstanding the foregoing, if the Optionee is a party to an employment or similar agreement with the Company or any Subsidiary, the term “Cause” shall, for the purposes of this Agreement, have the same meaning set forth in such employment or similar agreement if and to the extent such term is defined therein.

     (c) Death or Disability. Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Employment as a result of death or Disability, all unvested Options hereunder shall become fully and immediately vested and exercisable in accordance with Section 3(b) hereof, and the Optionee, or the Optionee’s legal representative, shall retain the right to purchase the Option Shares in accordance with the terms hereof until the expiration of 12 months following the date of such Termination of Employment (or the expiration of the applicable Option Term, if earlier); provided, however, that such 12-month period may be extended (but not beyond the applicable Option Term) upon determination of the Committee.

     Section 6. Procedure for Exercise.

     (a) Notice of Exercise. An Option may be exercised, in whole or in part, and whole Option Shares may be purchased, at any time during the term thereof by notice to the Company in the form required by the Committee, together with payment of the aggregate Option Price therefor and any applicable withholding taxes.

     (b) Payment of Option Price. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted transaction, or (iv) by a combination of the foregoing methods. In addition and at the time of exercise, if and to the extent required by applicable law, the Optionee shall remit to the Company under procedures specified by the Company all required Federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.

     (c) Delivery of Stock Certificates Upon Exercise. Upon each exercise of an Option, the Company shall mail or deliver to the Optionee (or beneficiary in the case of exercise by a beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares of Common Stock then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of an Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of the Option and the issuance of shares of Common Stock pursuant to such exercise will not violate the Securities Act of 1933 (the “Act”), as amended (as then in effect or any similar statute then in effect), or the securities laws of any state applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.

     Section 7. Investment Representation. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Act relating to the shares of Common Stock, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws. No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

     Section 8. Limitation of Rights. The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a stock certificate evidencing the Common Stock.

Nothing in this Agreement or an Option shall confer upon the Optionee any right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

     Section 9. Adjustments. All Options granted hereunder shall be subject to the provisions of Section 4.2 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

     Section 10. Transfer Restrictions. No Option may be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, that the Optionee may, during the Optionee’s lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of an Option to or for the benefit of the Optionee’s “family members” (as defined in a manner consistent with the rules applicable to registration statements on Form S-8 promulgated under the Securities Act of 1933), which include certain trusts and other entities established for the benefit of the Optionee and/or the Optionee’s family members. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that an Optionee becomes legally incapacitated, an Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies, an Option shall thereafter be exercisable by the legatee of such Option under the Optionee’s will or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Option was exercisable by the Optionee on the date of the Optionee’s death. An Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon an Option, shall be null and void and without effect.

     Section 11. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

     Section 12. Construction. All Options hereunder are granted pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Optionee hereby acknowledges that a copy of the Plan has been delivered to the Optionee and accepts the Options hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

     Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

     Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     Section 15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     Section 16. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first above written.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/
Name:
Title:

OPTIONEE

Signature of Optionee

_________________________________________ Print Name

Appendix A

Number of Shares
Date of Grant	Subject to Option	Option Price

A-1